UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                  March 1, 1999
                                  -------------
                Date of Report (Date of earliest event reported)



                             C&D TECHNOLOGIES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    1-9389                 13-3314599
 -------------------------------    ----------   -------------------------------
 (State or other jurisdiction of    Commission   (I.R.S. Employer Identification
  incorporation or organization)       File               Number)
                                      Number




              1400 Union Meeting Road, Blue Bell, Pennylvania 19422
              -----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (215) 619-2700
                                 --------------
              (Registrant's telephone number, including area code)



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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Pursuant to a Purchase Agreement (the "Purchase Agreement"), dated as of November 23, 1998, among Johnson Controls, Inc., a Wisconsin corporation, and its subsidiaries, as seller (collectively, the "Seller"), and the Registrant, as purchaser on March 1, 1999 the Registrant acquired from Seller (i) substantially all of the assets of the Specialty Battery Division of Seller, including, without limitation, certain assets of Johnson Technology, a wholly owned subsidiary of Seller, and (ii) 100% of the ordinary shares of Johnson Controls Battery (U.K.) Limited, a U.K. company and a wholly owned subsidiary of Johnson Controls (U.K.) Limited, a U.K. company which is a wholly owned subsidiary of Seller. The aggregate consideration paid by Purchaser was approximately $120 million, subject to certain adjustments set forth in the Purchase Agreement. In addition, the Registrant assumed certain liabilities of Seller. The purchase price was determined by (i) the value of the assets acquired, (ii) the value of the liabilities that were assumed and (iii) negotiation with Seller. The acquisition of an interest of the Specialty Battery Division in a joint venture in Shanghai, China, for approximately $15 million pursuant to the Purchase Agreement is expected to be consummated in the near future, subject to certain third party consents.

     The Specialty Battery Division was engaged in the business of designing, manufacturing, marketing and distributing industrial batteries and the Purchaser intends to continue using the assets acquired in such business. The source of funds for the acquisition was advances under a new credit agreement more fully described in Item 5 of this Current Report on Form 8-K.

Item 5.  OTHER EVENTS.

     Pursuant to a credit agreement entered into among Registrant, as borrower, certain subsidiaries and affiliates of Registrant, as guarantors, the lenders named therein, and Nationsbank, N.A. as administrative agent, dated as of March 1, 1999 (the "Credit Agreement"), the lenders shall provide a $220 million credit facility to the Registrant, consisting of a term loan in the amount of $100 million and revolving loans not exceeding $120 million which will include letters of credit not exceeding $30 million and swingline loans not exceeding $10 million. The funds borrowed by the Registrant under the Credit Agreement shall be used to finance the purchase price under the Purchase Agreement, refinance existing debt, and finance working capital and certain other expenditures. The Registrant pledged 100% of the outstanding ownership interests of its domestic subsidiaries, and 65% of the ownership interests of its foreign subsidiaries, to secure its obligations under the Credit Agreement. The other terms and conditions of the credit facility, including, without limitation, interest rates and repayment terms, are set forth in the Credit Agreement, which is attached as an exhibit hereto.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements. It is impracticable to provide any of the required financial statements of the business acquired at the time of filing. All of the required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the required filing date of this Form 8-K.

     (b) Pro Forma Financial Information. The required pro forma financial information will be filed as an amendment to this Form 8-K at the time the required financial statements are filed.

     (c) Exhibits.

         Exhibit 2.1 Purchase Agreement, dated as of November 23, 1998, among Johnson Controls, Inc. and its subsidiaries, as seller, and the Registrant, as purchaser.
         Exhibit 2.2 Credit Agreement, dated as of March 1, 1999, among Registrant, as borrower, certain subsidiaries and affiliates of Registrant, as guarantors, the lenders named therein, and Nationsbank, N.A. as administrative agent.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           C&D TECHNOLOGIES, INC.

Date:  3/12/99
       -------


                                           By: /s/ Alfred Weber
                                             -------------------------
                                           Alfred Weber, Chairman and
                                           Chief Executive Officer


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